EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of October 31, 2006, is by and between Physical Spa & Fitness Inc., a Delaware corporation (the “Company”), and Mr. Ngai Keung Luk, a citizen and resident of the Hong Kong SAR of the People’s Republic of China (“Mr. Luk” or the "Seller"), with reference to the following:

W I T N E S S E T H:

A. The Company desires to acquire from the Seller, and the Seller desires to sell to the Company, all of the Sale Shares in exchange for the issuance by the Company of an aggregate of Twelve Million (12,000,000) shares (the “Company Shares”) of the Company's common stock, par value $0.001 per share (the “Company Common Stock”), on the terms and conditions set forth below.

B. The Seller owns 100 % of the shares of the common stock (the “Sale Shares”) of Ableforce International Limited, a British Virgin Islands corporation (“Ableforce”). Ableforce is the parent company holding 100% equity interest of Good Partner Limited (“Good Partner”), a private limited company incorporated in Hong Kong. Good Partner is principally engaged in properties investment in prime locations of Hong Kong.

C. The Company has agreed to transfer, convey and assign, and Mr. Luk has agreed to accept and assume 100% of the shares of the common stock of Physical Beauty & Fitness Holdings Limited, a British Virgin Islands corporation (“Physical Beauty”), representing all the assets and properties and all of the liabilities and obligations of the Company, in each case as the same shall exist on the Closing Date (as defined below); in a transaction that will be consummated immediately after the consummation of the Exchange (as defined below);

D. The Company has agreed to issue an additional 3,328,070 shares of Company Common Stock as the repayment of the total amount due to Mr. Luk on Ableforce’s (or its wholly owned subsidiary Good Partner’s) books and records as of 30 September 2006.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SHARES

1.1  Exchange of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date:

(a)  the Company shall issue and deliver to the Seller a total of 15,328,070 authorized but unissued shares of the Company Common Stock; and
(b)  the Seller agrees to deliver to the Company, one (1) share of the common stock, par value $1.00 per share, of Ableforce (the “Ableforce Common Stock”), representing 100% of the issued and outstanding shares of the capital stock of Ableforce on a fully diluted basis, along with an appropriately executed stock power endorsed in favor of the Company. (the “Exchange”).

1.2  Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Physical Spa & Fitness Inc. at 40/F., Tower One, Times Square, 1 Matheson Street, Causeway Bay Hong Kong on or before December 31, 2006 (the “Closing Date”) at 10:00 A.M. Hong Kong time, or at such other place as the Company and the Seller may agree.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Seller as follows:

2.1  Due Organization and Qualification; Due Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2  No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or Bylaws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iii) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3  Disposal of Physical Beauty. Immediately after the consummation of the transactions contemplated hereby, the Company shall transfer, convey and assign Physical Beauty to Mr. Luk, representing all the assets and properties and all of the liabilities and obligations of the Company contemplated by the Disposal Agreement to be entered into between the Company and Mr. Luk as set forth in Exhibit A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Company as follows:

3.1  Title to Shares. The Seller has good and marketable title to the Sale Shares and, upon consummation of the purchase contemplated herein, the Company will acquire from the Seller good and marketable title to the Sale Shares free and clear of all liens and encumbrances.

3.2  Due Authorization. The Seller has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The Seller has taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.3  No Conflicts or Defaults. The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of the Ableforce, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Seller or Ableforce is a party or by which they or any of their assets are bound, or any judgment, order or decree, or any law, rule or regulation to which the Seller or Ableforce, or any of its or their assets are subject, (ii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Seller or Ableforce is a party or by which Seller or Ableforce or any of its or their assets are bound, or (iii) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, Seller or Ableforce is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which Seller or Ableforce is a party.

3.4  Purchase for Investment.

(a)  The Seller is acquiring the Company Shares for investment for the Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. The Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

(b)  The Seller understands that the Company Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Seller's representations set forth herein. The Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

3.5  Investment Experience. The Seller acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company Shares.

3.6  Information. The Seller has carefully reviewed such information as the Seller deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of the Seller, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and the Seller has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Seller. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Seller has relied in making an exchange of the Sale Shares for the Company Shares.

                3.7  Restricted Securities. The Seller understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Securities Act, the Company Shares must be held indefinitely. The Seller is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

3.8  Disposal of Physical Beauty. Immediately after the consummation of the transactions contemplated hereby, Mr. Luk shall accept and assume Physical Beauty from the Company, representing all the assets and properties and all of the liabilities and obligations of the Company contemplated by the Disposal Agreement to be entered into between the Company and Mr. Luk as set forth in Exhibit A hereto.

3.9  Organization. Ableforce is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and has the corporate power to own its properties and to conduct its business as presently conducted.

3.10    Financial Statements. Seller has presented the Company with audited financial statements of Ableforce or its wholly owned subsidiary Good Partner Limited, a Hong Kong corporation, for the years ended December 31, 2004, and 2005 Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and fairly present the balance sheet and results of operations of Ableforce for the periods then presented.

3.11    Absence of Certain Changes or Events. Except as set forth in this Agreement, since the date of the most recent balance sheet of Ableforce included in the financial statements delivered pursuant to Section 3.10 hereof:

(a) There has not been: (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Ableforce, or (ii) any damage, destruction, or loss to Ableforce materially and adversely affecting the business, operations, properties, assets, or condition of Ableforce;

(b) Ableforce has not: (i) amended its organizational documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of their capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Ableforce; (iv) made any material change in their method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c) Ableforce has not (i) granted or agreed to grant any rights to purchase its registered capital; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of their material assets, properties, or rights, or agreed to cancel any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party if such amendment or termination is material, considering the business of Ableforce; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of Seller, Ableforce has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Ableforce.

3.12 Title and Related Matters. Except as provided herein or disclosed in the most recent Ableforce financial statements and the notes thereto, Ableforce has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or unpatented (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens, mortgages, loans or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Seller, Ableforce’s technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of its businesses as now being conducted or as contemplated.

3.13 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of Seller, threatened by or against Ableforce or adversely affecting it, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Seller does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.14 Material Contract Defaults. Ableforce is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of it, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Ableforce has not taken adequate steps to prevent such a default from occurring.

                3.15 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement, or instrument to which Ableforce is a party or to which any of its properties or operations are subject.

3.16 Government Authorizations. Ableforce has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Ableforce of this Agreement and the consummation by Ableforce of the transactions contemplated hereby.

3.17 Compliance With Laws and Regulations. Ableforce has complied with all applicable statutes and regulations of any governmental entity or agency thereof having jurisdiction over it, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of it, or except to the extent that noncompliance would not result in the occurrence of any material liability for Ableforce. To the best knowledge of Seller, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal U.S. securities laws, and the filing of any applications or approvals with governmental entities of the Hong Kong SAR of the People’s Republic of China.

  ARTICLE IV

INDEMNIFICATION

4.1  Indemnity of the Company. The Company agrees to defend, indemnify and hold harmless the Seller from and against, and to reimburse the Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Seller by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

4.2  Indemnity of the Seller. The Seller agrees to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or in-curred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the Seller in any document or certificate delivered by the Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

4.3  Indemnification Procedure. A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article 4. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

       ARTICLE V

DELIVERIES

5.1  Items to be delivered to the Seller prior to or at Closing by the Company:
(a)  certificates representing 15,328,070 shares of the Company’s $.001 par value common stock issued in the denominations as directed by the Seller, duly authorized, validly issued, fully paid for and non-assessable;
(b)  copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;
(c)  a certificate, in form reasonably acceptable to the Seller, signed by an authorized officer of the Company dated the Closing Date, certifying that the representations and warranties made by the Company shall be accurate in all material respects as of the date hereof and as of the Closing Date and the terms and conditions of this Agreement to be performed and complied with by the Company on or prior to the Closing Date shall have been performed and complied with by the Company on or prior to the Closing Date;
(d)  any other document reasonably requested by the Seller that it deems necessary for the consummation of this transaction.

5.2  Items to be delivered by the Seller to the Company prior to or at Closing by Seller:
(a)  certificate representing the Sales Shares with applicable stock powers;
(b)  copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the transfer of the shares hereto;
(c)  a certificate, in form reasonably acceptable to the Company, signed by the Seller dated the Closing Date, certifying that the representations and warranties made by the Seller shall be accurate in all material respects as of the date hereof and as of the Closing Date and the terms and conditions of this Agreement to be performed and complied with by the Seller on or prior to the Closing Date shall have been performed and complied with by the Seller on or prior to the Closing Date; and
(d)  any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

    ARTICLE VI

CONDITIONS PRECEDENT

6.1  Conditions Precedent to Closing. The obligations of the parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a)  that each of the representations and warranties of the parties contained herein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time; and
(b)  that the parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

6.2  Conditions to Obligations of the Seller. The obligations of the Seller shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

(a)  the Company shall have paid all of its own costs and expenses associated with this Agreement and the transactions contemplated herein;
(b)  the Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

6.3  Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

(a)  The Seller shall have paid all of their own costs and expenses associated with this Agreement and the transactions contemplated herein;
(b)  The Seller shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement.

   ARTICLE VII

NO PUBLIC DISCLOSURE

Without the prior written consent of the others, none of the Company or the Seller will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations have taken place concerning the transactions contemplated by this Agreement, the existence or contents of this Agreement or any prior correspondence relating to this transactions contemplated by this Agreement, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other parties) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

     ARTICLE VIII

TERMINATION

This Agreement may be terminated at any time before or, at Closing, by:

(a)  the mutual agreement of the parties;
(b)  any party if:
(i)     any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;
(ii)    any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or
(iii)    the conditions precedents to Closing are not satisfied.

Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

    ARTICLE IX

MISCELLANEOUS

9.1  Survival of Representations, Warranties and Agreements. All representa-tions and warranties and statements made by a party to in this Agreement or in any document or certificate de-livered pursuant hereto shall survive the Closing Date for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

9.2  Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. The parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

9.3  Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

9.4  Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to the Company:

40/F., Tower One, Times Square
1 Matheson Street,
Causeway Bay, Hong Kong
Attn: Ms. Darrie Lam
Telecopy: 852.2573.2930

with a copy to:

Harold H. Martin, Esq.
Martin & Pritchett, P.A.
17115 Kenton Drive,
Suite 202A
Cornelius, North Carolina 28031
Telecopy: 704.895.1528

If to the Seller:

Flat A, 5/F., Mei Foo Sun Chuen
120 Broadway,
Kowloon, Hong Kong
Attn: Mr. Ngai Keung LUK
Telecopy: 852.2890.9484

9.5  Entire Agreement. This Agreement, and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

9.6  Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

9.7  Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware as applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

9.8  Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9  Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

9.10  Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

PHYSICAL SPA & FITNESS INC.

By: /s/ Darrie Lam
Name: Darrie Lam
Its: Chief Financial Officer

Seller: NGAI KEUNG LUK

By: /s/ Ngai Keung Luk
Name: Ngai Keung Luk
(In His Individual Capacity)